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                                                                  Exhibit 99.1

FOR IMMEDIATE RELEASE

     EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY
     ANNOUNCES THE PRIVATE PLACEMENT OF $10 MILLION OF
          SERIES B CONVERTIBLE PREFERRED STOCK

CONTACT:  EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY
          THOMAS M. ROOTNESS
          CHIEF FINANCIAL OFFICER
          (612) 873-7000


BELLE PLAINE, MN, SEPTEMBER 8, 1998 -- Excelsior-Henderson Motorcycle Manufacturing Company (NASDAQ: BIGX) today announced the closing of the private placement of $10 million of Series B Convertible Preferred Stock with a single institutional investor. The investor has committed to make an additional $3 million investment in the Company upon the achievement of certain market price goals and certain other conditions. The financing was arranged by Shoreline Pacific Institutional Finance, the Institutional Division of Financial West Group of Sausalito, California.

"The proceeds of this private placement will be used primarily to fund working capital needs and for general corporate purpose", said Thomas M. Rootness, Senior Vice President and Chief Financial Officer. "This represents another milestone accomplished within our financial plan", added Rootness.

The conversion price of the Series B Preferred Stock is $7.47, a 10% premium over the recent market price, and is fixed for at least the first twelve months after closing. Thereafter, the conversion price may vary based upon the market price of the Company's Common Stock during the period immediately preceding conversion.

At the closing of this transaction, Excelsior-Henderson had approximately
13.0 million common shares outstanding. Depending on the ultimate conversion price, the number of common shares issuable in satisfaction of conversion of the $10 million Series B Preferred Stock could range from a low of 1,338,500 to a high, without obtaining prior shareholder approval, of 2,600,000. The agreements also provide for optional cash redemption by Excelsior-Henderson of any unconverted Series B Preferred Stock.

Excelsior-Henderson Motorcycle Manufacturing Company is a pre-revenue company which plans to manufacture, market and sell premium heavyweight American cruisers and touring motorcycles, as well as related parts, apparel and accessories branded with a name that evokes an authentic American motorcycling heritage and lifestyle. The Company will distribute its products through a quality, nationally recognized dealer network. Excelsior-Henderson is one of only two authentic American motorcycle companies exclusively committed to the manufacture of motorcycles. The production-


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intent 1999 Super X motorcycle was unveiled August 3, 1998, during Sturgis
Rally and Races. Motorcycle production is scheduled to begin during the fourth quarter of 1998.

NOTES CONCERNING FORWARD LOOKING STATEMENTS:

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING THE PLAN OF THE COMPANY TO PRODUCE AND SELL THE FIRST 1999 SUPER X MOTORCYCLES DURING THE FOURTH QUARTER OF 1998 THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE FACTORS SET FORTH BELOW AND THE FACTORS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S REPORTS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 3, 1998 AND THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTER ENDED APRIL 4, 1998 AND THE QUARTER ENDED JULY 4, 1998.

FACTORS THAT MAY AFFECT THE TIMING OF PRODUCTION OF THE SUPER X INCLUDE PROBLEMS IN ACQUISITION, INSTALLATION AND SUCCESSFUL OPERATION OF THE MOTORCYCLE PRODUCTION EQUIPMENT, THE ABILITY OF THE COMPANY TO LOCATE COMPETENT SUPPLIERS OR OBTAIN ADEQUATE QUANTITIES OF COMPONENTS AND SUPPLIES AT REASONABLE COSTS, THE ABILITY OF THE COMPANY TO OBTAIN WORKING CAPITAL FINANCING AS NEEDED, THE ABILITY OF THE COMPANY TO HIRE ADDITIONAL QUALIFIED PERSONNEL AND THE ABILITY OF THE COMPANY'S ENGINEERING AND MANUFACTURING STAFF TO DESIGN, ENGINEER AND PRODUCE THE SUPER X. IN ADDITION, FOR THE COMPANY TO BE SUCCESSFUL, ITS PRODUCTS MUST BE MANUFACTURED TO MEET HIGH QUALITY STANDARDS IN PRODUCTION VOLUMES. THE TRANSITION FROM PROTOTYPE TO MASS PRODUCTION WILL INVOLVE VARIOUS RISKS AND UNCERTAINTIES THAT MAY NOT BE APPARENT AT THIS TIME AND THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO SUCCESSFULLY REACT TO UNANTICIPATED DIFFICULTIES AND COMMENCE MASS PRODUCTION IN LATE 1998. IN ADDITION, THE COMPANY WILL BE REQUIRED TO OBTAIN CERTAIN GOVERNMENT APPROVALS AND CERTIFICATIONS PRIOR TO SALES OF THE SUPER
X. POTENTIAL DELAYS AND COSTS THAT COULD RESULT FROM OBTAINING SUCH APPROVALS COULD RESULT IN A DELAY IN MOTORCYCLE PRODUCTION.